Exhibit 10.11

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of this [_______________],

B E T W E E N:

CLEMENTIA PHARMACEUTICALS INC., a corporation
incorporated under the Canada Business Corporations Act

(the “Corporation”)

- and -

[__________________]

(the “Indemnified Party”)

RECITALS:

A.	The Canada Business Corporations Act permits, and in some cases requires, the Corporation to indemnify individuals who are or were directors and officers of the Corporation, or who act or acted at the Corporation’s request as directors or officers, or in a similar capacity, of another entity now existing or hereafter formed (a “Body Corporate”, a term which, for the purposes of this indemnification agreement (the “Agreement”) shall include an Unincorporated Entity (as defined in section 6 below) and a corporation that becomes a Body Corporate in the future). In this Agreement:

(i)	all such individuals are referred to as “Directors” and “Officers”, respectively, and the phrase “Director and Officer” means an individual who is or was a Director and not an Officer, an individual who is or was an Officer and not a Director, or an individual who is both a Director and an Officer;

(ii)	the phrase “Director and Officer” will also include individuals who are or were acting at the Corporation’s request as committee members of another entity (while not necessarily acting as directors or officers of that entity);

(iii)	unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders; and

(iv)	unless otherwise indicated, references to sections are to sections in this Agreement.

B.	It is in the best interest of the Corporation to attract and retain responsible and capable Directors and Officers, and the entering into of an agreement containing broad indemnification provisions of the kind contained in this Agreement is of vital importance to achieving these goals. Accordingly, the Corporation and the Indemnified Party wish to enter into this Agreement, and in so doing affirm that they intend that all the provisions of this Agreement be given legal effect to the full extent permitted by applicable law.

C.	[Indemnified Party has certain rights to indemnification and/or insurance provided by [__________] which Indemnified Party and [___] intend to be secondary to the primary obligation of the Corporation or a Body Corporate to indemnify Indemnified Party as provided herein, with the Corporation’s or a Body Corporate’s acknowledgement and agreement to the foregoing being a material condition to Indemnified Party’s willingness to serve as a Director and Officer.][1]

NOW THEREFORE in consideration of the sum of $1.00 now given by the Indemnified Party to the Corporation, and of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	Subject to sections 2 through 4, the Corporation agrees to indemnify and save harmless the Indemnified Party:

1.1.	from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding in which the Indemnified Party is involved by reason of being or having been a Director and Officer; and

1.2.	from and against all liabilities, damages, costs, charges and expenses whatsoever that the Indemnified Party may sustain or incur as a result of serving as a Director and Officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by the Indemnified Party as a Director and Officer, whether in an official capacity or not, and whether before or after the effective date of this Agreement.

2.	Indemnification under section 1 shall be made only if the Indemnified Party:

2.1	acted honestly and in good faith with a view to the best interests of either the Corporation or the Body Corporate, as the case may be; and

2.2	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had no reasonable grounds for believing that the Indemnified Party’s conduct was unlawful.

Sections 2.1 and 2.2 are referred to in this Agreement as the “Standards of Conduct”.

3.	[If (i) Indemnified Party is or was affiliated with one or more venture capital funds that has invested in the Corporation or a Body Corporate (an “Appointing Stockholder”), (ii)

1 Only for directors and officers affiliated with the venture capital funds the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any action or proceeding, and (iii) the Appointing Stockholder’s involvement in the action or proceeding results from any claim based on the Indemnified Party’s service to the Corporation or a Body Corporate as a Director and Officer fiduciary of the Corporation or a Body Corporate, the Appointing Stockholder will be entitled to indemnification hereunder for costs, charges and expenses to the same extent as Indemnified Party, and the terms of this Agreement as they relate to procedures for indemnification of Indemnified Party and Expense Advances under section 9 shall apply to any such indemnification of Appointing Stockholder.]2

4.	In respect of an action by or on behalf of the Corporation or a Body Corporate to obtain a judgment in its favour to which the Indemnified Party is made a party by reason of being or having been a Director and Officer of the Corporation or the Body Corporate, indemnification under section 1, including the making of Expense Advances under section 9, shall be made only after obtaining approval of the court having jurisdiction.

5.	For the purposes of this Agreement:

5.1	“action or proceeding” shall include, without limitation, a claim, demand, suit, proceeding, investigation, arbitration, alternate dispute resolution mechanism, inquiry, administrative hearing, whether anticipated, threatened, pending, commenced, continuing or completed, and any appeal or appeals therefrom, or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or a Body Corporate or otherwise and whether civil, criminal, administrative or investigative in which the Indemnified Party was, is or will be involved as a party or otherwise, by reason of being or having been a Director and Officer, by reason of any action taken by the Indemnified Party or of any inaction on the Indemnified Party’s part while acting in his or her capacity as a Director and Officer; in each case whether or not the Indemnified Party is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnified Party to enforce the Indemnified Party’s rights under this Agreement;

5.2	“costs, charges and expenses” shall include, without limitation:

5.2.1	an amount paid to settle an action or satisfy a judgment;

5.2.2	a fine, penalty, levy or charge paid to any domestic or foreign government (federal, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances (collectively, a “Governmental Authority”), including as a result of a breach or alleged

2 Only for directors and officers affiliated with the venture capital funds breach of any statutory or common law duty imposed on directors or officers or of any law, statute, rule or regulation or of any provision of the articles, by-laws or any resolution of the Corporation or a Body Corporate;

5.2.3	an amount paid to satisfy a liability arising as a result of the failure of the Corporation or a Body Corporate to pay wages, vacation pay and any other amounts that may be owing to employees or to make contributions that may be required to be made to any pension plan, retirement income plan or other benefit plan for employees or to remit to any Governmental Authority payroll deductions, income taxes or other taxes, or any other amounts payable by the Corporation or a Body Corporate; and

5.2.4	all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in an action or proceeding, or responding to, or objecting to, a request to provide discovery in any action or proceeding, including those incurred in enforcing the Indemnified Party’s rights under this Agreement and those incurred in connection with any appeal resulting from any action or proceeding.

6.	The indemnities in section 1 shall also apply in respect of offices held or functions performed by the Indemnified Party, at the Corporation’s request, similar to those held or performed by a Director and Officer, for a partnership, trust, joint venture or other unincorporated entity of which the Corporation is or was a creditor or in which the Corporation has or had an interest (an “Unincorporated Entity”).

7.	Upon the Indemnified Party becoming aware of any action or proceeding which may give rise to indemnification under this Agreement, the Indemnified Party shall give written notice to the Corporation, including copies of any documents served on the Indemnified Party in connection with the applicable proceeding or any other relevant documents in the possession of the Indemnified Party, directed to its Chief Executive Officer or President, as soon as is practicable, provided however that failure to give notice in a timely fashion shall not disentitle the Indemnified Party to indemnification.

8.	The Corporation may conduct any investigation it considers appropriate of any action or proceeding of which it receives notice under section 7, and shall pay all costs of that investigation.

9.	The parties wish to facilitate the payment by the Indemnified Party of ongoing costs in connection with any action or proceeding for which indemnification under this Agreement is provided. Accordingly, the parties agree as follows:

9.1	subject to section 9.2 below, the Corporation shall, upon demand, make advances (“Expense Advances”) to the Indemnified Party of all reasonable amounts for which the Indemnified Party seeks indemnification under this Agreement before the final disposition of the relevant action or proceeding, provided that, in connection with such demand, the Indemnified Party shall provide the Corporation with a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party has met the Standards of Conduct, along with sufficient particulars of the costs, charges and expenses to be covered by the proposed Expense Advance to enable the Corporation to make an assessment of its reasonableness; and

9.2	the Indemnified Party shall repay to the Corporation, upon demand, all Expense Advances if and to the extent that it is determined, either by the Board of Directors or by a court of competent jurisdiction, that the Indemnified Party had not met the Standards of Conduct or is otherwise not entitled to indemnification.

10.	The Corporation shall ensure that all liabilities of the Corporation under this Agreement are at all times covered by directors’ and officers’ liability insurance with a responsible insurer. In this regard, the parties agree that:

10.1	the responsibility for obtaining and maintaining directors’ and officers’ liability insurance shall rest with a senior manager of the Corporation, who shall retain an insurance broker or other person having expertise and experience in directors’ and officers’ liability insurance;

10.2	the Corporation shall provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this section 10 promptly after such coverage is obtained, and shall promptly notify the Indemnified Party if the insurer cancels or refuses to renew such coverage (or any part of such coverage);

10.3	coverage need not be obtained for any liabilities of the Corporation under this Agreement if the coverage is not generally available from responsible insurers, or is available from one or more responsible insurers but at a cost which, in the opinion of the Corporation, acting reasonably and taking into account the financial condition and size of the Corporation and the nature of its business, is excessive; and

10.4	the Corporation shall not do any act or thing (including changing insurers) or fail to do any act or thing, that could cause or result in a denial of insurance coverage or of any claim under such coverage; without limiting the generality of the foregoing, the Corporation shall give prompt and proper notice to the insurer of any claim against the Indemnified Party.

11.	Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Corporation shall pay any amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

12.	[The Corporation hereby acknowledges that Indemnified Party has certain rights to indemnification, advancement of expenses and/or insurance provided by [___] and certain of its affiliates (collectively, the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of costs, charges and expenses incurred by Indemnified Party and shall be liable for the full amount of all costs, charges and expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Corporation (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnified Party with respect to any claim for which Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnified Party against the Company. The Corporation and Indemnified Party agree that the Fund Indemnitors are express third party beneficiaries of the terms of this section 12.][3]

13.	Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. Further, the invalidity or unenforceability of any provision hereof as to either Indemnified Party or Appointing Stockholder shall in no way affect the validity or enforceability of any provision hereof as to the other. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

14.	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3 Only for directors and officers affiliated with the venture capital funds

15.	The obligations of the Corporation under this Agreement shall continue after the Indemnified Party ceases to be a Director or Officer and shall survive indefinitely.

16.	Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

17.	This Agreement shall enure to the benefit of the Indemnified Party and the Indemnified Party’s heirs, administrators, executors and personal representatives and shall be binding upon the Corporation and its successors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CLEMENTIA PHARMACEUTICALS INC.

Per:
Name:
Title:

[_________________]